                                                                EXHIBIT 3(a)(ii)


                     ARTICLES OF AMENDMENT AND RESTATEMENT

                                      OF

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION

     CHEVY CHASE PREFERRED CAPITAL CORPORATION, a Maryland corporation having its principal office in the State of Maryland at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815 (hereinafter, the "Corporation"), hereby certifies to the Department of Assessments and Taxation of the State of Maryland, that:

     FIRST: The Corporation desires to amend and restate its charter as currently in effect.

     SECOND: The provisions of the charter which are now in effect and as amended hereby, stated in accordance with the Maryland General Corporation Law (the "Charter"), are as follows:

                          FIRST AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION

                      __________________________________

                                  ARTICLE I

                                     NAME

   The name of the Corporation is Chevy Chase Preferred Capital Corporation.

                                  ARTICLE II

                                   DURATION

The duration of the Corporation is perpetual.

                                  ARTICLE III

                              PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property directly or through one or more subsidiaries or affiliates;
(ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iii) in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon corporations by the laws of the State of Maryland now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such purposes.

     The foregoing shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Charter or of any amendment hereto or restatement hereof, and shall each be regarded as independent, and construed as powers as well as purposes.

                                  ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The name and address of the resident agent of the Corporation is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE V

                               AUTHORIZED STOCK

     SECTION 5.1     Total Capitalization.

     The total number of shares of all classes of capital stock that the Corporation has authority to issue is Twenty Million One Thousand (20,001,000) shares, consisting of (i) Ten Million (10,000,000) shares of preferred stock, par value $5.00 per share (the "Preferred Stock"); (ii) One Thousand (1,000) shares of common stock, par value $1.00 per share (the "Common Stock"); and

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(iii) Ten Million (10,000,000) shares of excess stock, par value $5.00 per share
(the "Excess Stock"). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is Thirty Million One Thousand Dollars ($30,001,000).

     SECTION 5.2.   Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title.

          (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

          (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

          (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

          (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

          (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (vii) Restrictions on the issuance or reissuance of shares of the same series or of any other class or series.

          (viii) The voting rights, if any, of the holders of shares of the series; provided, however, that in no event shall any holder of shares of

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                 Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by it.

          (ix) Any other relative rights, preferences and limitations on that series.

     Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

     SECTION 5.3   Common Stock.

     (A)   Common Stock Subject to Terms of Preferred Stock.  Notwithstanding
           ------------------------------------------------
any other provision of this Charter, the Common Stock shall be subject to the express terms of any series of Preferred Stock.

     (B)   Dividend Rights.  The holders of shares of Common Stock shall be
           ---------------
entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

     (C)   Balancing Distributions.  The Board of Directors is authorized to
           -----------------------
establish procedures for (i) regularly determining the value of the Common Stock relative to the value of the Corporation and (ii) distributing cash or property to the holders of Common Stock at times when it is determined that the value of the Common Stock exceeds 52 percent of the value of the Corporation. Distributions made under such procedures ("Balancing Distributions") shall be in an amount sufficient to reduce the value of the Common Stock to less than 52 percent of the value of the Corporation, but shall not be in an amount that will reduce the value of the Common Stock to less than 50 percent of the value of the Corporation.

     (D)   Rights Upon Liquidation.  In the event of any voluntary or
           -----------------------
involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of shares of the Common Stock shall be determined in accordance with applicable law. Each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of such aggregate assets available for distribution as the number of shares of the outstanding Common Stock held by such holder bears to the total number of shares of outstanding Common Stock then outstanding.

     (E)   Voting Rights.  Except as may be provided in this Charter, and
           -------------
subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation, and

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shall be entitled to one (1) vote for each share of the Common Stock entitled to vote at such meeting.

     SECTION 5.4 Restrictions on Ownership, Transfer, Acquisition and Redemption of Shares.

     (A)   Definitions.  For purposes of Sections 5.4 and 5.5 hereof, the
           -----------
following terms shall have the following meanings:

           "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Preferred Stock by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

           "Beneficial Ownership" shall mean ownership of shares of Preferred Stock by an Individual, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

           "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to paragraph (E) of Section 5.5.

           "Board of Directors" shall mean the Board of Directors of the Corporation.

           "Bylaws" shall mean the Bylaws of the Corporation, as the same are in effect from time to time.

           "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the affected series of Preferred Stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected series of Preferred Stock is listed or admitted to trading or, if the affected series of Preferred Stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected series of Preferred Stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the affected series of Preferred Stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected series of Preferred Stock as of such day, as determined by the Board of Directors in its discretion.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

          "Excess Stock" shall have the meaning set forth in paragraph (C) of this Section 5.4.

          "Individual" shall mean a natural person or any entity considered an individual for purposes of Section 542(a)(2) of the Code.

          "Initial Public Offering" shall mean the closing of the sale of shares of Preferred Stock pursuant to the Corporation's first effective registration statement for such Preferred Stock, filed under the Securities Act of 1933, as amended.

          "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Preferred Stock for a period of sixty (60) days following the purchase by such underwriter of such Preferred Stock therein, provided that the foregoing exclusion shall apply only if the ownership of such Preferred Stock by an underwriter or underwriters participating in a public offering would not cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.

          "Preferred Stock Ownership Limit" shall mean 1.0 percent of the outstanding shares of a particular series of Preferred Stock of the Corporation, subject to adjustment pursuant to paragraph (J) of this Section 5.4 (but not more than 2.0 percent of the outstanding shares of Preferred Stock, as so adjusted) and to the limitations contained in paragraph (K) of this Section 5.4.

          "Purported Beneficial Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Stock, the Person for whom the applicable Purported Record Holder held the shares of Preferred Stock that were, pursuant to paragraph (C) of this
Section 5.4, automatically exchanged for Excess Stock upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Preferred Stock if such Transfer or Acquisition had been valid under paragraph (B) of this Section 5.4. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

          "Purported Record Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Stock, the record holder of the shares of Preferred Stock that were, pursuant to paragraph (C) of this Section 5.4, automatically exchanged for Excess Stock upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Stock, the record holder of the Preferred Stock if such Transfer had been valid under paragraph (B) of this Section 5.4. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

          "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

          "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

          "Saul Family Member" shall mean B.F. Saul II, Theresa Gardner Lyons and Andrew Joseph Poljevka and, with respect to any of them, any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of "Family" pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing shall be deemed to be similarly amended), as well as any entities owned or controlled by such individuals.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the affected series of Preferred Stock is listed or admitted to trading is open for the transaction of business or, if the affected series of Preferred Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Preferred Stock or the right to vote or receive dividends on Preferred Stock (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Preferred Stock or the right to vote or receive dividends on Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Preferred Stock, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

          "Trust" shall mean the trust created pursuant to paragraph (A) of
Section 5.5.

          "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

     (B)  Ownership and Transfer Limitations.
          ----------------------------------

          (1) Notwithstanding any other provision of this Charter, except as provided in paragraph (I) of this Section 5.4 and Section 5.6, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Individual shall Beneficially Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit, and no Individual shall Beneficially Own shares of Preferred Stock in an amount that (in combination with the Beneficial Ownership of the Common Stock and the other shares of Preferred Stock) would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise.

          (2) Notwithstanding any other provision of this Charter, except as provided in paragraph (I) of this Section 5.4 and Section 5.6, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of Preferred Stock or other event or transaction that, if effective, would result in any Individual Beneficially Owning Preferred Stock in excess of the Preferred Stock Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure
     -- ------
of the Corporation, or other purported change in Beneficial Ownership or other event or transaction with respect to that number of shares of Preferred Stock which would otherwise be Beneficially Owned by such Individual in excess of the Preferred Stock Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of shares of Preferred Stock.

          (3) Notwithstanding any other provision of this Charter, except as provided in Section 5.6, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership (including actual ownership) of shares of Preferred Stock or other event or transaction that, if effective, would result in the Preferred Stock being actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the
                                                     -- ------
Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership (including actual ownership) or other event or transaction with respect to that number of shares of Preferred Stock which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner) shall acquire no rights in that number of shares of Preferred Stock.

          (4) Notwithstanding any other provision of this Charter, except as provided in Section 5.6, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of shares of Preferred Stock or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition,
                                -- ------
change in the capital structure of the Corporation, or other purported change in Beneficial Ownership or other event or transaction with respect to that number of shares of Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of shares of Preferred Stock.

          (5) Notwithstanding any other provision of this Charter, except as provided in Section 5.6, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of Preferred Stock or other event or transaction that, if effective, would result in any Saul Family Member Beneficially Owning any Preferred Stock shall be void ab initio as to the Transfer, Acquisition, change in the capital
              -- ------
structure of the Corporation, or other purported change in Beneficial Ownership or other event or transaction with respect to that number of shares of Preferred Stock which would otherwise be Beneficially Owned by such Saul Family Member, and no Saul Family Member shall acquire any rights in that number of shares of Preferred Stock.

     (C)  Exchange for Excess Stock.
          -------------------------

          (1)  If, notwithstanding the other provisions contained in this
Article V, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in the Beneficial Ownership of Preferred Stock or other event or transaction such that (i) any Individual would Beneficially Own Preferred Stock in excess of the Preferred Stock Ownership Limit, then, except as otherwise provided in paragraph (I) of this Section 5.4, such number of shares of Preferred Stock (rounded up to the next whole number of shares) in excess of the Preferred Stock Ownership Limit (whether such Preferred Stock is actually held by the Beneficial Owner or by some other Person) automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial Ownership of Preferred Stock or other event or transaction.

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

          (2)  If, notwithstanding the other provisions contained in this
Article V, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, the Beneficial Ownership of the Common Stock and Preferred Stock is such that the Corporation would (but for this subparagraph) fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, then shares of Preferred Stock in an amount sufficient to prevent the Corporation from being "closely held" (rounded up to the next whole number of shares) shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. The shares of Preferred Stock automatically exchanged for Excess Stock under this subparagraph shall be chosen on a share-by-share basis and shall be those shares Beneficially Owned by the Beneficial Owner or Owners of the largest number of shares of Preferred Stock at the time of the exchange, after giving effect to any prior exchanges of shares of Preferred Stock for shares of Excess Stock under this subparagraph. If more than one Individual Beneficially Owns the same number of Preferred Stock, after giving effect to any prior exchanges of shares of Preferred Stock for shares of Excess Stock under this subparagraph, and such number of shares is the largest number of shares of Preferred Stock Beneficially Owned by any Individual, then the shares Preferred Stock exchanged under this subparagraph shall be chosen on an alternating share-by-share basis from each of the largest Beneficial Owners of the Preferred Stock. An automatic exchange under this subparagraph shall be effective as of the close of business on the business day next preceding the date that the Corporation would otherwise fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code. Notwithstanding the above, if the Beneficial Ownership of the Common Stock is such that all of the shares of Preferred Stock would otherwise be exchanged for shares of Excess Stock under this subparagraph, then this subparagraph shall not apply and none of the shares of Preferred Stock will be exchanged for shares of Excess Stock.

          (3)  If, notwithstanding the other provisions contained in this
Article V, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of Preferred Stock or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4) and (5) of paragraph (B) of this Section 5.4 or, directly or indirectly, would for any reason cause the Corporation to fail to qualify as a REIT, then the number of shares of Preferred Stock (rounded up to the next whole number of shares) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4) and (5) of paragraph (B) of this Section 5.4 or, directly or indirectly, would for any reason cause the Corporation to fail to qualify as a REIT, automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial Ownership or other event or transaction.

     (D)  Remedies For Breach.  If the Board of Directors or its designee
          -------------------
shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Corporation or other purported change in Beneficial Ownership or other event or transaction has taken place in violation of paragraph (B) of this Section 5.4 or that a Person intends to Acquire or has attempted to Acquire ownership of any shares of Preferred Stock and such acquisition would result in an Individual Beneficially Owning any shares of Preferred Stock in violation of paragraph (B) of this Section 5.4, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Corporation, or other attempt to Acquire Beneficial Ownership of any shares of Preferred Stock or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Corporation, attempted Transfer, or other attempt to Acquire Beneficial Ownership of any shares of Preferred Stock or event or transaction in violation of subparagraphs (2), (3), (4) or (5) of paragraph (B) of this
Section 5.4 (as applicable) shall be void ab initio and, where applicable,
                                          -- ------
automatically shall result in the exchange described in paragraph (C) of this
Section 5.4, irrespective of any action (or inaction) by the Board of Directors or its designee.

     (E)  Notice of Restricted Transfer.  Any Person who Acquires or attempts
          -----------------------------
to Acquire ownership of any shares of Preferred Stock when such acquisition would result in an Individual Beneficially Owning shares of Preferred Stock in violation of paragraph (B) of this Section 5.4 and any Person who owns Excess Stock as a transferee of shares of Preferred Stock resulting in an exchange for Excess Stock, pursuant to paragraph (C) of this Section 5.4, or otherwise, immediately shall give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial Ownership on the Corporation's status as a REIT.

     (F)  Owners Required To Provide Information.  From the date of the
          --------------------------------------
Initial Public Offering and prior to the Restriction Termination Date:

          (1) Every Beneficial Owner of more than 0.5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors in its sole discretion, of the outstanding shares of any series of Preferred Stock of the Corporation annually shall, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial Owner; (ii) the number of shares of each series of Preferred Stock Beneficially Owned; and
(iii) a description of how such shares are held. Each such Beneficial Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Preferred Stock Ownership Limit and other restrictions set forth herein.

          (2) Each Individual who is a Beneficial Owner of Preferred Stock and each Person (including the stockholder of record) who is holding Preferred Stock for a Beneficial Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Preferred Stock Ownership Limit and other restrictions set forth herein.

     (G)  Remedies Not Limited.  Nothing contained in this Article V except
          --------------------
Section 5.6 shall limit the scope or application of the provisions of this
Section 5.4, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Preferred Stock Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

     (H)  Ambiguity.  In the case of ambiguity in the application of any of
          ---------
the provisions of this Section 5.4, including any definition contained in paragraph (A) hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Section 5.4 with respect to any situation, based on the facts known to it.

     (I)  Exceptions. The Board of Directors, upon receipt of a ruling from
          ----------
the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraph (4) of paragraph (B) of this Section 5.4 will not be violated, may waive or change, in whole or in part, the application of the Preferred Stock Ownership Limit with respect to any Person that is not an Individual. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Preferred Stock on the Corporation's status as a REIT.

     (J)  Increase in Preferred Stock Ownership Limit.  Subject to the
          -------------------------------------------
limitations contained in paragraph (K) of this Section 5.4, the Board of Directors may from time to time increase the Preferred Stock Ownership Limit.

     (K)  Limitations on Modifications.
          ----------------------------

          (l) The Preferred Stock Ownership Limit may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code

(assuming ownership of shares of Preferred Stock by all Beneficial Owners of such stock equal to the greatest of (i) their actual ownership, (ii) their Beneficial Ownership, or (iii) the Preferred Stock Ownership Limit, and assuming the Beneficial Ownership of all of the shares of Common Stock in equal amounts by three Individuals).

          (2) Prior to any modification of the Preferred Stock Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Corporation's status as a REIT.

          (3) The Preferred Stock Ownership Limit may not be increased to a percentage that is greater than 2.0 percent.

      (L) Legend.  Each certificate for shares of Preferred Stock shall bear
          ------
substantially the following legend:

        "The securities represented by this certificate are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Individual may (i) Beneficially Own shares of Preferred Stock of the Corporation in excess of 1.0 percent (or such greater percent as may be determined by the Board of Directors of the Corporation) of the outstanding shares of such Preferred Stock; or (ii) Beneficially Own Preferred Stock (of any series) which would result in the Corporation being "closely held" under Section 856(h) of the Code or which otherwise would cause the Corporation to fail to qualify as a REIT. Any Person that has ownership, or who Acquires or attempts to Acquire ownership of Preferred Stock where such ownership or Acquisition of ownership of Preferred Stock would result in an Individual having Beneficial Ownership, or Acquiring Beneficial Ownership of Preferred Stock in excess of the above limitations and any Person who owns Excess Stock as a transferee of shares of Preferred Stock resulting in an exchange for Excess Stock (as described below) immediately must notify the Corporation in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial Ownership, must give written notice to the Corporation at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of shares of Preferred Stock or other event which results in violation of the ownership or transfer limitations set forth in the Company's Charter shall be void ab initio and the Purported Beneficial and Record
                     ----------
        Transferee shall not have or acquire any rights in such shares of Preferred Stock. If the transfer and ownership limitations referred to herein are violated, the shares of Preferred Stock represented hereby automatically will be exchanged for shares of Excess Stock to the extent of violation of such limitations, and such shares of Excess Stock will be held in trust by the Corporation, all as provided by the Charter of the Corporation. All defined terms used in this legend have the meanings identified in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

     SECTION 5.5    Excess Stock.

      (A) Ownership In Trust.  Upon any purported Transfer, Acquisition,
          ------------------
change in the capital structure of the Corporation, or other purported change in Beneficial Ownership or event or transaction that results in Excess Stock pursuant to paragraph (C) of Section 5.4, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to paragraph (E) of this Section 5.5. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in paragraph (E) of this
Section 5.5. The Purported Beneficial Transferee (or Purported Beneficial Holder) shall have no rights in such Excess Stock except as provided in paragraphs (C) and (E) of this Section 5.5.

     (B)  Dividend Rights.  Excess Stock shall not be entitled to any
          ---------------
dividends or distributions (except as provided in Paragraph (C) of this Section 5.5). Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Preferred Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab
                                                                             --
initio with respect to such shares of Excess Stock.
------

     (C)  Rights Upon Liquidation.  Except as provided below, in the event of
          -----------------------
any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock resulting from the exchange of Preferred Stock of any specified series shall be entitled to receive, ratably with each other holder of shares of Excess Stock resulting from the exchange of shares of Preferred Stock of such series and each holder of shares of Preferred Stock of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of shares of Preferred Stock of such series. In the event that holders of shares of any series of Preferred Stock are entitled to participate in the Corporation's distribution of its residual assets, each holder of shares of Excess Stock resulting from the exchange of

Preferred Stock of any such series shall be entitled to participate, ratably with (i) each other holder of shares of Excess Stock resulting from the exchange of shares of Preferred Stock of all series entitled to so participate; (ii) each holder of shares of Preferred Stock of all series entitled to so participate; and (iii) each holder of shares of Common Stock, that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of shares of such Excess Stock held by such holder bears to the total number of (i) outstanding shares of Excess Stock resulting from the exchange of Preferred Stock of all series entitled to so participate;
(ii) outstanding shares of Preferred Stock of all series entitled to so participate; and (iii) outstanding shares of Common Stock. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to shares of Excess Stock resulting from the exchange of shares of Preferred Stock exceed (i) the price per share such holder paid for the Preferred Stock in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction, including an application of subparagraph (2) of paragraph (C) of Section 5.4), a price per share equal to the Market Price for the shares of Preferred Stock on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Preferred Stock and Excess Stock resulting from the exchange of Preferred Stock to the extent permitted by the foregoing limitations.

     (D)  Voting Rights.  The holders of shares of Excess Stock shall not be
          -------------
entitled to vote on any matters (except as required by the Maryland General Corporation Law as in effect from time to time or any successor statute thereto (the "MGCL")).

     (E)  Restrictions on Transfer; Designation of Beneficiary.
          ----------------------------------------------------

          (1)  Excess Stock shall not be Transferable.  The Purported Record
               --------------------------------------
Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to the purported Transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Preferred Stock in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Stock or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such shares of Excess Stock in the purported Transfer, Acquisition, change in capital structure, or other transaction or event (including an application of subparagraph (2) of paragraph (C) of Section 5.4) that resulted in the Excess Stock, a price per share equal to the Market Price for the shares of Preferred Stock on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Stock.
Upon such Transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust automatically shall be exchanged for an equal number of shares of Preferred Stock and such shares of Preferred Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Preferred Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any Transfer of any interest in the Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Corporation of the intended Transfer and the Corporation must have waived in writing its purchase rights under paragraph (F) of this Section 5.5.

          (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph (E), such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Trust to pay, such excess in full to the Corporation.

          (3)  If any of the Transfer restrictions set forth in this paragraph
(E) or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Stock as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Stock on behalf of the Corporation.

     (F)  Purchase Right in Excess Stock.  Shares of Excess Stock shall be
          ------------------------------
deemed to have been offered for sale to the Corporation or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, including an application of subparagraph (2) of paragraph (C) of
Section 5.4, the Market Price at the time of the issuance of such Excess Shares) or (ii) the Market Price of the Preferred Stock exchanged for such Excess Stock on the date the Corporation or its designee accepts such offer. The Corporation and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Corporation, or purported change in Beneficial Ownership or other event or transaction which resulted in such Excess Stock and (ii) the date on which the Board of Directors determines in good faith that a Transfer, Acquisition, change in capital structure of the Corporation, or purported change in Beneficial Ownership or other event or transaction resulting in Excess Stock has occurred, if the Corporation does not receive a notice pursuant to paragraph (E) of Section 5.4, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph (E) of this Section 5.5.

     (G)  Remedies Not Limited.  Nothing contained in this Article V except
          --------------------
Section 5.6 shall limit the scope or application of the provisions of this
Section 5.5, the ability of the Corporation to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

     SECTION  5.6   Settlements.

     Nothing in Sections 5.4 and 5.5 hereof shall preclude the settlement of any transaction with respect to the Preferred Stock entered into through the facilities of the New York Stock Exchange.

     SECTION  5.7   Issuance of Rights to Purchase Securities and Other
                    Property.

     Subject to the rights of the Holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non-pro rata basis) by the Corporation of rights, options or warrants for the purchase of shares of Common Stock or Preferred Stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of Common Stock or Preferred Stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the MGCL, other applicable laws and this Charter. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a "rights plan" or similar plan that treats stockholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise.

     SECTION  5.8   Severability.

     If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article V shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION  5.9   Waiver.

     The Corporation shall have authority at any time to waive the requirements that Excess Stock be issued or be deemed outstanding in accordance with this
Article V if the Corporation determines, based on opinion of nationally recognized tax counsel, that the issuance of such Excess Stock or the fact that such Excess Stock is deemed to be outstanding, would jeopardize the status of the Corporation as a REIT (as that term is defined in paragraph (A) of Section
5.4 hereof).

                                  ARTICLE VI

                              BOARD OF DIRECTORS

     The number of directors shall be no less than three (3), unless a lesser number is permitted pursuant to the terms of the MGCL, nor more than eleven
(11). Subject to the foregoing, to Section 3.2 of the Bylaws and to the express rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or deceased from time to time in such a manner as may be prescribed by the Bylaws.

                                  ARTICLE VII

                     MATTERS RELATING TO THE POWERS OF THE
                CORPORATION AND ITS DIRECTORS AND STOCKHOLDERS

     The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders thereof:

     SECTION  7.1  Matters Relating to the Corporation.

     (A)   Business Combinations.  Notwithstanding any other provision of this
           ---------------------
Charter or any contrary provision of law, Title 3, subtitle 6 of the MGCL shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL) of the Corporation and any or all of B. Francis Saul II and lineal descendants, Chevy Chase Bank, F.S.B., the B.F. Saul Company, the B.F. Saul Real Estate Investment Trust, and any and all other entities whether currently existing or formed in the future affiliated with any of the foregoing.

     (B)  Control Share Acquisitions.  Notwithstanding any other provision of
          --------------------------
this Charter or any contrary provision of law, Title 3, subtitle 7 of the MGCL shall not apply to any acquisition of shares of stock of the Corporation by any and all of the following persons or entities:

          (1) B. Francis Saul II and lineal descendants, Chevy Chase Bank, F.S.B., the B.F. Saul Company, the B.F. Saul Real Estate Investment Trust, and any and all other entities whether currently existing or formed in the future affiliated with any of the foregoing;

          (2) Directors, officers and employees of the Corporation and of any partnership in which the Corporation is a general partner; and

          (3) Any persons authorized by resolution of the board of directors of the Corporation, in its discretion.

     SECTION 7.2   Matters Relating to the Board of Directors.

     (A)  Authority as to Bylaws.  Except as otherwise provided herein, in
          ----------------------
furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation and the Corporation may, in its Bylaws, confer powers on the Board of Directors in addition to those contained herein or conferred by applicable law.

     (B)  Authority as to Stock Issuances.  The Board of Directors of the
          -------------------------------
Corporation may authorize the issuance, from time to time, of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws of the Corporation or in the laws of the State of Maryland.

     (C)  Manner of Election.  Unless and except to the extent that the Bylaws
          ------------------
of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (D)  Voluntary Bankruptcy.  The affirmative vote of at least two-thirds
          --------------------
of the Board of Directors is required in order for the Corporation to file a voluntary petition of bankruptcy.

     (E)  Reserved Powers of Board. The enumeration and definition of
          ------------------------
particular powers of the Board of Directors included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Charter of the Corporation, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the laws of the State of Maryland as now or hereafter in force.

     (F)  Alteration of Authority Granted to the Board of Directors. The
          ---------------------------------------------------------
affirmative vote of that proportion of the then-outstanding shares of Common Stock and Preferred Stock entitled to vote (the "Voting Stock") necessary to approve an amendment to this Charter pursuant to the MGCL, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 7.2 of this Article VII.

     (G)  REIT Qualification.  The Board of Directors shall use its best
          ------------------
efforts to cause the Corporation and its stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in paragraph (A) of Section 5.4 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Corporation as a REIT; provided, however, that in the event that the Board of Directors determines, in its sole discretion, that it no longer is in the best interests of the Corporation to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT (as that term is defined in paragraph (A) of Section 5.4 hereof) to be submitted to a vote of the stockholders of the Corporation pursuant to paragraph (A) of Section 7.3.

     SECTION  7.3   Matters Relating to the Stockholders.

     (A)  Voting.  Except as otherwise provided by this Charter, any matter
          ------
(other than the election of directors) submitted to the stockholders for a vote shall be decided by a majority of the votes entitled to be cast on the matter, including, if applicable, the majority of votes entitled to be cast by each class of stock entitled to vote separately on the matter.

     (B)  Termination of REIT Status.  Anything contained in this Charter to
          --------------------------
the contrary notwithstanding, the affirmative vote of the holders of a majority of the then-outstanding shares of Voting Stock, voting as a single class, and the approval of the Board of Directors, shall be required to terminate voluntarily the Corporation's status as a REIT (as that term is defined in paragraph (A) of Section 5.4).

     (C)  No Preemptive Rights.  Except as may be expressly provided with
          --------------------
respect to any series of Preferred Stock, no holders of stock of the Corporation, of whatever class or series, shall have any preferential right of subscription for the purchase of any shares of stock of any class or series or for the purchase of any securities convertible into shares of stock of any class or series of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may determine, and for such consideration as the Board of Directors, in its sole discretion, may fix; and except as may be expressly provided with respect to any series of Preferred Stock, any shares of stock of any class or series of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of stock or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

     (D)  Authority as to Bylaws.  Except as otherwise specifically required
          ----------------------
by the MGCL, and in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by the MGCL, this charter or the Bylaws of the Corporation with respect to any series of Preferred Stock the affirmative vote of that proportion of the voting power of the Voting Stock necessary to approve an amendment to this Charter pursuant to the MGCL, voting together as a single class, may alter, amend or repeal any provision of the Bylaws.

                                 ARTICLE VIII

                             DIRECTORS' LIABILITY

     No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is established that such director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in such proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In addition to, and not in limitation of, the foregoing, to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any provision of the Charter or Bylaws of the Corporation inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE IX

                                INDEMNIFICATION

     Each Person who is or was or who agrees to become a director or officer of the Corporation, or each person who, while a director of the Corporation, is or was serving or who agrees to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the MGCL (but, in the case of any amendment to the MGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Corporation, in accordance with the Bylaws of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.

                                   ARTICLE X

                                   AMENDMENT

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Charter and any other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Charter in its present form or as hereafter amended are granted subject to the rights reserved in this
Article XI; provided, however, that any amendment or repeal of Articles VIII or IX of this Charter or this Article X shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                ***************

     THIRD: This amendment and restatement of the Charter of the Corporation has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     FOURTH: The Corporation currently has authority to issue one hundred (100) shares of capital stock, all of one class of common stock, par value $1.00 per share. The number, classes, par values and preferences, rights, powers, restrictions, limitations, qualifications, terms and conditions of the shares of capital stock that the Corporation will have authority to issue upon effectiveness of this amendment and restatement of its Charter are as set forth in Article V of the foregoing amendment and restatement of such Charter.

     FIFTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in ARTICLE IV of the foregoing amendment and restatement of the Charter of the Corporation.

     SIXTH: The name and address of the Corporation's current resident agent is as set forth in ARTICLE IV of the foregoing amendment and restatement of the Charter of the Corporation.

     SEVENTH: The number of directors of the Corporation currently is four and the names of the directors currently in office are as follows:

          Alexander R. M. Boyle     Leslie A. Nicholson

          Stephen R. Halpin, Jr.    B. Francis Saul II

     IN WITNESS WHEREOF, Chevy Chase Preferred Capital Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf on this ______ day of __________, 1996, by its President and Chief Executive Officer, who acknowledges that these Articles are the act of the Corporation and that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles are true in all material respects.

                            CHEVY CHASE PREFERRED CAPITAL
                            CORPORATION



                            By: __________________________________
                                B. Francis Saul II
                                President and Chief Executive Officer

[Seal]

Attested: _________________________
          Mary Lou Hayes
          Secretary